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EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 of Corporate Property Associates 15 Incorporated of our report dated May 26, 2004 relating to the balance sheet of CPA Holdings Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 25, 2004